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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Reliant Energy, Incorporated's (i) Registration No. 333-11329 on Form S-4; (ii) Registration Statement Nos. 33-46368, 33-54228, 333-32353, 333-33301, 333-33303, 333-58433,
333-70665, 333-81119 and 333-68290 on Form S-3; (iii) Post-Effective Amendment No. 1 to Registration Statement No. 33-51417 on Form S-3; (iv) Registration Statement Nos. 333-32413, 333-32585, 333-49333, 333-38188 and 333-60260 on Form
S-8; (v) Post-Effective Amendments Nos. 1, 2 and 3 to Registration Statement No. 333-11329-99 on Form S-8 and in CenterPoint Energy, Inc.'s Registration Statement No. 333-69502 on Form S-4 of our report dated March 28, 2002, appearing in this Annual Report on Form 10-K of Reliant Energy, Incorporated for the year ended December 31, 2001.

                                          DELOITTE & TOUCHE LLP

Houston, Texas
April 12, 2002